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                                                                NUMBER:  543705

                                [COAT OF ARMS]            CERTIFIED A TRUE COPY
                                                          THIS 8TH DAY OF
                                 COMPANY ACT              DECEMBER, 1997

          CANADA                                          /s/ ILLEGIBLE
PROVINCE OF BRITISH COLUMBIA                              ----------------------
                                                          SIGNATURE OF SOLICITOR
                         CERTIFICATE OF INCORPORATION



                            I Hereby Certify that

                   ALLIANCE CONSUMER CREDIT SOLUTIONS INC.

            has this day been incorporated under the Company Act


                            Issued under my hand at Victoria, British Columbia
                                          on May 29, 1997

      [SEAL]                               /s/ J S Powell

                                          JOHN S. POWELL
                                       Registrar of Companies